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                                                                   EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of Kinam Gold Inc. (formerly Amax Gold Inc.) of our report dated March 28, 2001 appearing in the Annual Report on Form 10-K of Kinam Gold Inc.


/s/ Deloitte & Touche LLP
Toronto, Ontario

March 30, 2001